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                                                                   EXHIBIT 10.19

                               PURCHASE AGREEMENT

          THIS PURCHASE AGREEMENT (this "AGREEMENT") is made as of February 14, 2002, by and between TSI Telecommunication Holdings, LLC, a Delaware limited liability company (the "COMPANY"), and Snowlake Investment Pte Ltd ("PURCHASER").

          The Company and Purchaser desire to enter into an agreement pursuant to which Purchaser will purchase, and the Company will sell 29,690.29 Class B Preferred Units of the Company (the "CLASS B PREFERRED") and 9,300,476.95 Common Units of the Company (the "COMMON UNITS"). All Class B Preferred and Common Units acquired by Purchaser pursuant to this Agreement are referred to herein as "CO-INVEST UNITS". Except as otherwise indicated herein, capitalized terms used herein are defined in SECTION 6 of this Agreement.

          Concurrently with the execution and delivery of this Agreement by the Company and Purchaser, GTCR Fund VII, L.P., a Delaware limited partnership ("GTCR FUND VII"), GTCR Fund VII/A, L.P., a Delaware limited partnership ("GTCR FUND VII/A"), GTCR Co-Invest, L.P., a Delaware limited partnership ("GTCR CO-INVEST", and together with GTCR Fund VII, GTCR Fund VII/A and any other investment fund managed by GTCR Golder Rauner, L.L.C., each an "INVESTOR" and collectively, the "INVESTORS") will enter into a unit purchase agreement with the Company (the "INVESTOR PURCHASE AGREEMENT") pursuant to which the Investors will purchase Class B Preferred and Common Units in accordance with the terms thereof. Certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, the Investors.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

          Section 1.  PURCHASE AND CLOSING.

          Section 1A. PURCHASE AND SALE OF THE CO-INVEST UNITS. Subject to the terms and conditions set forth herein, at the Closing (as defined in SECTION 1B below) the Company shall sell to Purchaser, and Purchaser shall purchase from the Company, 9,300,476.95 Common Units at a price of $0.0333 per unit, and 29,690.29 units of Class B Preferred at a price of $1,000 per unit.

          Section 1B. THE CLOSING. The closing of the purchase and sale of the Co-Invest Units to be purchased pursuant to SECTION 1A (the "CLOSING") shall take place at the offices of Kirkland & Ellis, Citigroup Center, 153 East 53rd Street, New York, New York 10022 at 10:00 a.m. on February 14, 2002, or at such other place or on such other date as may be mutually agreeable to the Company and Purchaser. At the Closing, (i) the Company shall deliver to Purchaser certificates evidencing the Co-Invest Units to be purchased by Purchaser, registered in Purchaser's name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to such account as designated by the Company and (ii) the Purchaser

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will execute and deliver, this Agreement, the Securityholders Agreement, the
Registration Agreement and the LLC Agreement and each of the other agreements contemplated hereby (the "TRANSACTION DOCUMENTS") and make the investment in the Company described in SECTION 1A above.

          Section 1C. SUBSEQUENT INVESTMENTS. Pursuant to and in accordance with
SECTION 1B(ii) of the Investor Purchase Agreement, the Investors may provide additional equity financing to the Company from time to time after the Initial Closing (as defined in the Investor Purchase Agreement) by purchasing (i) Class B Preferred Units, (ii) Common Units or (iii) any combination of such Securities at such prices, amounts and in such proportions as the Investors or their Affiliates may determine. Purchaser acknowledges that the Investors may, at their option, provide such additional equity financing to the Company, in whole or in part, by purchasing Common Units at a per unit price, equal to the lower of Original Cost or Fair Market Value (as defined in the LLC Agreement). Any such investment made by the Investors shall be subject to rights of Purchaser under SECTION 5 ("Pre-Emptive Rights") of the Securityholders Agreement.

          Section 2. CONDITIONS OF PURCHASER'S OBLIGATIONS AT THE CLOSING. The obligation of Purchaser to purchase and pay for the Co-Invest Units to be purchased by it at the Closing is subject to the satisfaction as of the Closing of the following conditions:

          Section 2A. REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of the Company contained in SECTION 5 hereof shall be true and correct at and as of the Closing except to the extent of changes caused by the transactions expressly contemplated herein (or in any related Transaction Documents (defined in SECTION 2H(b) hereof)), and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing.

          Section 2B. INVESTOR PURCHASE AGREEMENT. The Investors and the Company shall have entered into the Investor Purchase Agreement, the Investor Purchase Agreement shall not have been amended or modified and shall be in full force and effect as of the Closing, and the Investors shall have purchased the Company's Class B Preferred Units and Common Units proposed to be purchased by the Investors thereunder.

          Section 2C. CERTIFICATE OF FORMATION. The Company's certificate of formation (the "CERTIFICATE OF FORMATION") in the form attached hereto as EXHIBIT A shall be in full force and effect under the laws of Delaware as of the Closing.

          Section 2D. LIMITED LIABILITY AGREEMENT. The Company and the members of the Company shall have entered into a Limited Liability Company Agreement in form and substance substantially similar to EXHIBIT B attached hereto (the "LLC AGREEMENT"), and the LLC Agreement shall be in full force and effect as of the Closing.

          Section 2E. SECURITYHOLDERS AGREEMENT. The Company, the Investors and Purchaser shall have entered into a securityholders agreement in form and substance substantially similar to EXHIBIT C attached hereto (the "SECURITYHOLDERS AGREEMENT"). The Securityholders Agreement shall be in full force and effect as of the Closing, and the parties to the Securityholders

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Agreement shall not be in breach of any of the terms thereof.

          Section 2F. REGISTRATION RIGHTS AGREEMENT. The Company, the Investors and Purchaser shall have entered into a registration rights agreement in form and substance substantially similar to EXHIBIT D attached hereto (the "REGISTRATION AGREEMENT"). The Registration Agreement shall be in full force and effect as of the Closing, and the parties to the Registration Agreement shall not be in breach of any of the terms thereof.

          Section 2G. PROFESSIONAL SERVICES AGREEMENT. The Company or a Subsidiary and GTCR Golder Rauner, L.L.C. shall have entered into a professional services agreement in form and substance substantially similar to EXHIBIT E attached hereto (the "PROFESSIONAL SERVICES AGREEMENT"). The Professional Services Agreement shall be in full force and effect as of the Closing, and the parties to the Professional Services Agreement shall not be in breach of any of the terms thereof.

          Section 2H. ACQUISITION AGREEMENT. The Acquisition Agreement shall be in full force and effect as of the Closing, and the parties to the Acquisition Agreement shall not be in breach of any of the terms thereof.

          Section 2I. CLOSING DOCUMENTS. The Company shall have delivered to Purchaser all of the following documents:

          (a) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in SECTION 1 and SECTIONS 2A through 2G, inclusive, have been fully satisfied;

          (b) certified copies of the resolutions duly adopted by the Company's Board of Managers (the "BOARD") authorizing the execution, delivery and performance of this Agreement, the Stockholders Agreement, the Registration Agreement, the Investor Purchase Agreement and each of the other agreements contemplated hereby (the "TRANSACTION DOCUMENTS"), the issuance and sale of the Co-Invest Units and the consummation of all other transactions contemplated by this Agreement; and

          (c) certified copies of the Certificate of Formation and LLC Agreement as in effect at the Closing.

          Section 2J. FEES AND EXPENSES. The Company shall have reimbursed Purchaser for its fees and expenses as provided in SECTION 3E hereof.

          Section 2K. COMPLIANCE WITH APPLICABLE LAWS. The purchase of Co-Invest Units by Purchaser hereunder shall not be prohibited by any applicable law or governmental regulation, shall not subject Purchaser to any penalty, liability or, in Purchaser's]sole judgment, other onerous conditions under or pursuant to any applicable law or governmental regulation, and shall be permitted by laws and regulations of the jurisdictions to which Purchaser is subject.

          Section 2L. WAIVER. Any condition specified in this SECTION 2 may be waived only if such waiver is set forth in a writing executed by Purchaser.

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          Section 3.  COVENANTS OF THE COMPANY.

          Section 3A. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company shall deliver to Purchaser (so long as it holds any Co-Invest Units):

          (a) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, all prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end and audit adjustments;

          (b) accompanying the financial statements referred to in SUBSECTION
(i) above, an Officer's Certificate, to the extent such Officer's Certificate is provided to the Investors, stating that neither the Company nor any of its Subsidiaries is in default under any of its material agreements or, if any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

          (c) within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (i) with respect to the consolidated portions of such statements, an opinion of a independent accounting firm of recognized national standing reasonably acceptable to Purchaser and (ii) a copy of such firm's annual management letter to the Board;

          (d) within ten (10) days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its equityholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of the Company's securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's and its Subsidiaries' businesses;

          (e) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

          (f) promptly (but in any event within five (5) business days) after the discovery or receipt of notice of any default under any material agreement to which the Company or any of its Subsidiaries is a party or any other event or circumstance affecting the Company or any Subsidiary which is reasonably likely to have a material adverse effect on the financial condition, operating

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results, assets, operations or business prospects of the Company or any
Subsidiary (including the filing of any material litigation against the Company or any Subsidiary or the existence of any material dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate, to the extent such Officer's Certificate is provided to the Investors, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto; and

          (g) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this SECTION 3A may reasonably request.

The obligations of the Company under this SECTION 3A shall terminate upon the consummation of a Public Offering.

          Section 3B. CURRENT PUBLIC INFORMATION. At all times after the Company (or its successor) has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company (or its successor) shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (a) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (b) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company (or its successor) shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

          Section 3C. PUBLIC DISCLOSURES. The Company shall not, nor shall it permit any Subsidiary to, disclose Purchaser's or any of its Affiliates' names or identities as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of Purchaser, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall use reasonable efforts to give written notice to Purchaser describing in reasonable detail the proposed content of such disclosure and permit Purchaser to review and comment upon the form and substance of such disclosure.

          Section 3D. EFFECTIVELY CONNECTED INCOME. The Company will use reasonable best efforts not to engage in, or invest in any entity that is treated as a flow-through entity for U.S. federal income tax purposes that engages in, (a) any "commercial activity" as defined in Section 892(a)(2)(i) of the IRC or (b) transactions which will cause the Company to incur income that is effectively connected with a "trade or business within the United States" as defined in Section 864(b) of the IRC.

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          Section 3E. EXPENSES. The Company agrees to pay or cause a Subsidiary to pay (i) the reasonable fees and expenses of Purchaser's counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement, (ii) the fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any Co-Invest Units purchased hereunder and (iv) such reasonable travel expenses, and other out-of-pocket fees and expenses as have been or may be incurred by Purchaser and its Affiliates' directors, officers and employees in connection with or incurred in attending board of managers or other Company-related meetings).

          Section 3F. RESTRICTIONS. Prior to the consummation of a Public Offering, the Company shall not, without the prior consent of the Purchaser and the Majority Holders (as defined in the Investor Purchase Agreement) permit any Subsidiary to authorize, issue, sell or enter into any agreement with the Investors or their Affiliates providing for the issuance (contingent or otherwise) of, (i) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features) or (ii) any equity securities (or any securities convertible into or exchangeable for any equity securities) or rights to acquire any equity securities, other than (A) the issuance of equity securities by a Subsidiary to the Company or to another Subsidiary, (B) the issuance of options and common stock pursuant to an employee stock option plan as approved and adopted by the Board from time to time; (C) the issuance of equity securities by a Subsidiary in connection with a Public Offering,, (D) the issuance of equity securities by a Subsidiary in connection with a Public Sale or (E) the issuance of equity securities by a Subsidiary to any Person (other than any Unitholder (as defined in the LLC Agreement) on the date hereof and its Affiliates)) in connection with an equity investment in such Subsidiary by such Person.

          Section 4.  TRANSFER OF RESTRICTED SECURITIES.

          (a) Except for transfers to Permitted Transferees, Restricted Securities are transferable only pursuant to (i) Public Sales and (ii) subject to the conditions specified in CLAUSE (b) below, any other legally available means of transfer.

          (b) In connection with the transfer of any Restricted Securities (other than a transfer described in SECTION 4(a)(i) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, and, if requested by the Company, shall be accompanied by an opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in SECTION 7B. Notwithstanding the foregoing, after a Public Offering, the cost of obtaining the opinion of counsel pursuant to this SECTION 4(b) shall be borne by the Company.

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          (c) Any transfer or attempted transfer of any Restricted Securities in violation of any provision of this Agreement is void, and the Company shall not record such transfer on its books or treat any purported transferee of such Restricted Securities as the owner of such Restricted Securities for any purpose.

          Section 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As a material inducement to Purchaser to enter into this Agreement and purchase the Co-Invest Units, the Company hereby represents and warrants to Purchaser that:

          Section 5A. ORGANIZATION AND CORPORATE POWER. The Company is a limited liability company, duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole. The Company has all requisite power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's Certificate of Formation and LLC Agreement which have been furnished to Purchaser reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          Section 5B. EQUITY SECURITIES AND RELATED MATTERS.

          (a) As of the Closing and immediately thereafter, the authorized equity securities of the Company shall consist of the following: (i) an unlimited number of units designated as Class A Preferred Units, none of which shall be issued and outstanding and all of which may only be issued in exchange for other equity securities of the Company pursuant to the terms of a Senior Management Agreement; (ii) an unlimited number of units designated as Class B Preferred Units, 252,367.50 of which shall be issued and outstanding; and (iii) an unlimited number of units designated as Common Units, 89,099,099.10 of which shall be issued and outstanding and 990,990.99 of which shall be reserved for issuance to other executives of the Company and its Subsidiaries as determined by the Board. As of the Closing, the Company shall not have outstanding any securities convertible or exchangeable for any equity securities of the Company or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its equity securities or any securities convertible into or exchangeable for its equity securities or any equity appreciation rights or phantom equity plans other than pursuant to and as contemplated by this Agreement, the Investor Purchase Agreement, the LLC Agreement and the Senior Management Agreements. As of the Closing, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its equity securities or any warrants, options or other rights to acquire its equity securities, except pursuant to this Agreement, the Investor Purchase Agreement, the LLC Agreement, the Senior Management Agreements and the Company's Certificate of Formation. As of the Closing, all of the Company's outstanding equity securities shall be validly issued, fully paid and nonassessable.

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          (b) When issued in compliance with the provisions of this Agreement, the Co-Invest Units will be free of any security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies and other arrangements or restrictions whatsoever ("ENCUMBRANCES"), other than under federal and state securities laws and other than Encumbrances arising under any other agreement or instrument to which Purchaser is a party.

          (c) There are no statutory or contractual securityholders preemptive rights or rights of refusal with respect to the issuance of the Co-Invest Units hereunder, except as expressly contemplated in the Securityholders Agreement or as provided in the Investor Purchase Agreement. Based in part on the investment representations of Purchaser in SECTION 7B of this Agreement, the offer, sale or issuance of any of the Company's equity securities, and the offer, sale and issuance of the Co-Invest Units pursuant to SECTION 1B hereof do not and will not require registration under the Securities Act or any applicable state securities laws.

          Section 5C. SUBSIDIARIES; INVESTMENTS. Prior to the effectiveness of the Merger (as defined in the Acquisition Agreement) Newco, Merger Sub, TSI Finance Inc., a Delaware corporation ("FINANCE") and TSI Networks Inc., a Delaware corporation ("NETWORKS") are the Company's only Subsidiaries. The Company owns directly or indirectly 100% of the capital stock of each of Newco, Merger Sub, Finance and Networks. Each of Newco, Merger Sub, Finance and Networks is duly organized, validly existing and in good standing under the laws of Delaware, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of its business requires it to qualify.

          Section 5D. AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company is a party have been duly authorized by the Company. This Agreement and all other Transaction Documents each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Co-Invest Units hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's equity securities or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Certificate of Formation of the Company, the LLC Agreement or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound.

          Section 5E. LITIGATION, ETC. There are no actions, suits, proceedings, orders, investigations or claims pending or threatened against or, to the best of the Company's knowledge, affecting the Company (or to the best of the Company's knowledge, pending or threatened against or

                                       -8-
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affecting any of the officers, directors or employees of the Company with respect to their businesses or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality with respect to the transactions contemplated by this Agreement.

          Section 5F. CONDUCT OF BUSINESS; LIABILITIES. Other than in connection with (x) the negotiation, execution and delivery of this Agreement, the Securityholders Agreement, the Registration Agreement, the Professional Services Agreement, the Acquisition Agreement and the transactions contemplated in connection therewith, including any financing transactions, the Company has not
(i) conducted any business, (ii) incurred any expenses, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company and whether due or to become due and regardless of when asserted), (iii) owned any assets, (iv) entered into any contracts or agreements, or (v) violated any laws or governmental rules or regulations.

          Section 5G. BROKERAGE. Except for (i) TSI's obligations under the Professional Services Agreement, (ii) fees payable to Cook Associates for services rendered to TSI in connection with the transactions contemplated by the Senior Management Agreement of G. Edward Evans and (iii) fees payable to Lehman Brothers Inc. as financial advisor to the Company in connection with the transactions contemplated by the Acquisition Agreement, there are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company. The Company shall pay, and hold Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

          Section 5H. GOVERNMENTAL CONSENT, ETC. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other Transaction Documents.

          Section 5I. DISCLOSURE. To the knowledge of the Company, neither this Agreement nor any other agreement refereed to herein (including the schedules thereto) contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Company has not disclosed to the Purchaser and of which any of its officers or directors is aware and which has had or might reasonably be anticipated to have a material adverse effect upon the existing or expected financial condition, operating results or assets of the Company and its Subsidiaries taken as a whole.

          Section 5J. CLOSING DATE. The representations and warranties of the Company contained in this SECTION 5 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company to Purchaser shall be true and correct in all material respects on the date of the Closing as though then made, except as affected by the transactions contemplated by this Agreement and the other Transaction Documents.

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          Section 6.  DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:

          "ACQUISITION AGREEMENT" means that certain Amended and Restated Agreement of Merger dated as of January 14, 2002 and effective as of December 7, 2001, as amended, among TSI Telecommunication Holdings, Inc., TSI Merger Sub, Inc. TSI Telecommunication Services Inc. and Verizon Information Services Inc.

          "AFFILIATE" of any particular Person means any other Person controlling, controlled by or under common control with such particular person or entity. For purposes of this Agreement, all holdings of Class B Preferred Units and Common Units by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement.

          "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC Section shall be interpreted to include any revision of or successor to that Section regardless of how numbered or classified.

          "LLC AGREEMENT" means the Limited Liability Company Agreement of the Company, as the same may be amended or modified in accordance with its terms.

          "OFFICER'S CERTIFICATE" means a certificate signed by the Company's chief executive officer or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are reasonably necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

          "ORIGINAL COST" means, with respect to each Common Unit, $0.0333 (as proportionately adjusted for all subsequent unit splits, unit dividends and other recapitalizations).

          "PERMITTED TRANSFEREES" means a Person's Affiliates.

          "PERSON" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "PUBLIC OFFERING" means the sale in a public offering registered under the Securities Act of equity securities of the Company or a corporate successor to the Company.

          "PUBLIC SALE" means any sale of securities to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act (other than Rule 144(k) prior to a Public Offering.

          "RESTRICTED SECURITIES" means (i) the Co-Invest Units issued hereunder and (ii) any securities issued with respect to the securities referred to in clause (i) above by way of a stock

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dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have been (a) sold in a Public Sale, (b) repurchased by the Company or any Subsidiary thereof, or (c) sold to the public through a broker, dealer or market maker in compliance with Rule 144 (or any similar rule then in force) under the Securities Act. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in SECTION 7B.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

          "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

          "SECURITIES AND EXCHANGE COMMISSION" includes any governmental body or agency succeeding to the functions thereof.

          "SENIOR MANAGEMENT AGREEMENT" means, that certain Senior Management Agreement entered into on the date hereof by and between the Company, TSI Merger Sub, Inc. and G. Edward Evans, or any other agreement for the sale of equity securities between the Company and any employee of the Company or its Subsidiaries, as approved by the Board.

          "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of equity securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association, or other business entity. Reference to any "Subsidiary" shall be given effect only at such times as the Person or Persons has one or more Subsidiaries.

          Section 7.  Miscellaneous.

          Section 7A. REMEDIES. Each holder of Co-Invest Units shall have all rights and remedies set forth in this Agreement, the Certificate of Formation, and the LLC Agreement and all rights and remedies which such holders have been granted at any time under any other Transaction Document. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          Section 7B. PURCHASER'S INVESTMENT REPRESENTATIONS. Purchaser hereby represents (i) that it is acquiring the Co-Invest Units purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws, (ii) that it is an "accredited investor" and a sophisticated investor for purposes of applicable U.S. federal and state securities laws and regulations, (iii) that this Agreement and each of the other agreements contemplated hereby constitutes (or will constitute) the legal, valid and binding obligation of each of them, enforceable in accordance with its terms and (iv) that the execution, delivery and performance of this Agreement and such other agreements by them does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which it is subject. Notwithstanding the foregoing, nothing contained herein shall prevent Purchaser and subsequent holders of Co-Invest Units from transferring such securities in compliance with the provisions of
SECTION 4 hereof. Each certificate for Co-Invest Units shall be imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON FEBRUARY 14, 2002 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE PURCHASE AGREEMENT, DATED AS OF FEBRUARY 14, 2002 BY AND AMONG THE ISSUER (THE "COMPANY") AND CERTAIN INVESTORS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

          Section 7C. CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders holding a majority of the Co-Invest Units purchased by Purchaser hereunder at the Closing and the Majority Holders (as defined in the Investor Purchase Agreement). No other course of dealing between the Company and the holder of any Co-Invest Units or any delay in exercising any rights hereunder or under the LLC Agreement shall operate as a waiver of any rights of any such holders.

          Section 7D. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, warranties and covenants contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by Purchaser or on its behalf.

          Section 7E. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for Purchaser's benefit as a purchaser or holder of Co-Invest Units are also for the benefit of, and enforceable by, any subsequent holder of such Co-Invest Units.

          Section 7F. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Where any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation shall continue to be made in accordance with the Company's previous accounting methods and policies.

          Section 7G. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          Section 7H. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          Section 7I. DESCRIPTIVE HEADINGS; INTERPRETATION. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          Section 7J. GOVERNING LAW. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          Section 7K. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to Purchaser and to the Company at the addresses indicated below:

     IF TO THE COMPANY:

          IF TO THE COMPANY:

          TSI Telecommunication Holdings, LLC
          201 North Franklin Street
          Tampa, Florida 33602
          Attention: G. Edward Evans
          Telephone: (813) 273-3000
          Facsimile: (813) 273-4953

          AND

          TSI Telecommunication Holdings, LLC
          201 North Franklin Street
          Tampa, Florida 33602
          Attention: Robert Garcia, Jr.
          Telephone: (813) 273-3000
          Facsimile: (813) 273-4953

WITH COPIES TO THE INVESTORS, WHICH WILL NOT CONSTITUTE NOTICE TO THE COMPANY,
TO:

          GTCR Fund VII, L.P., GTCR Fund VII/A, L.P.
          and GTCR Co-Invest, L.P.
          c/o GTCR Golder Rauner, L.L.C.
          6100 Sears Tower
          Chicago, Illinois  60606-6402
          Attention:    David A. Donnini
                        Collin E. Roche
          Telephone: (312) 382-2200
          Facsimile: (312) 382-2201

          AND:

          Kirkland & Ellis
          200 East Randolph Drive

          Chicago, Illinois  60601
          Attention:    Stephen L. Ritchie
          Telephone: (312) 861-2210
          Facsimile: (312) 861-2200

          IF TO PURCHASER:

          Snowlake Investment Pte Ltd
          c/o GIC Special Investment Pte Ltd
          255 Shoreline Drive, Suite 600
          Redwood City, California 94065
          Attention: Brett Fisher
          Telephone: (650) 593-3100
          Facsimile: (650) 802-1213

          WITH A COPY TO:

          Snowlake Investment Pte Ltd
          c/o GIC Special Investment Pte Ltd
          156 West 56th Street
          New York, New York 10019
          Attention: Andrew Kwee
          Telephone: (212) 468-1900
          Facsimile: (212) 468-1901

          AND:

          Pillsbury Winthrop LLP
          50 Fremont Street
          San Francisco, California 94105
          Attention:    Gregg Vignos
          Telephone: (415) 983-1649
          Facsimile: (415) 982-1200

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          Section 7L. ENTIRE AGREEMENT. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                                    * * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                       TSI TELECOMMUNICATION HOLDINGS, LLC

                       By:       /s/ G. Edward Evans

                       Name:     G. Edward Evans
                       Its:      Chief Executive Officer

                       PURCHASER

                       By:   /s/ Brett Fisher
                       Name:     Brett Fisher
                       Its:      Director

           SIGNATURE PAGE 1 OF 2 TO TSI / SINGAPORE PURCHASE AGREEMENT

Agreed and Accepted:

GTCR FUND VII, L.P.

By:    GTCR Partners VII, L.P.
Its:   General Partner

By:    GTCR Golder Rauner, L.L.C.
Its:   General Partner

By:    /s/ David A. Donnini
Name:  David A. Donnini
Its:   Principal

GTCR FUND VII/A, L.P.

By:    GTCR Partners VII, L.P.
Its:   General Partner

By:    GTCR Golder Rauner, L.L.C.
Its:   General Partner

By:    /s/ David A. Donnini
Name:  David A. Donnini
Its:   Principal

GTCR CO-INVEST, L.P.

By:    GTCR Golder Rauner, L.L.C.
Its:   General Partner

By:    /s/ David A. Donnini
Name:  David A. Donnini
Its:   Principal


           SIGNATURE PAGE 2 OF 2 TO TSI / SINGAPORE PURCHASE AGREEMENT